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                                   EXHIBIT 21

                              LIST OF SUBSIDIARIES
                              As of June 30, 1995



             INTERNATIONAL RECTIFIER COMPANY (GREAT BRITAIN) LIMITED
                               Hurst Green Oxted,
                             Surrey RH8 9BB, England

               INTERNATIONAL RECTIFIER CORPORATION ITALIANA S.P.A.
                                 Via Liguria 49,
                           10071 Borgaro, Turin, Italy

                          INTERNATIONAL RECTIFIER GMBH
                              Saalburgstrasse  157,
                          D-61350 Bad Homburg, Germany

                     INTERNATIONAL RECTIFIER CANADA LIMITED
                      7321 Victoria Park Avenue, Suite 201
                        Markham, Ontario, Canada L3R 3Ll

                      RECTIFICADORES INTERNACIONALES, S.A.
                       Durazno No. 30, Centro Industrial,
                    La Mesa, Tijuana, Baja California, Mexico

                  INTERNATIONAL RECTIFIER FAR EAST COMPANY, LTD
                      K&H Building 3, 30-4 Nishi Ikebukuro
                          Toshima-ku, Tokyo, Japan 171

               INTERNATIONAL RECTIFIER SOUTHEAST ASIA PRIVATE, LTD
                                 315 Outram Road
                          #10-02 Tan Boon Liat Building
                                 Singapore 0316

                         IR INTERNATIONAL HOLDINGS, INC.
                                233 Kansas Street
                          El Segundo, California 90245

                         SEMICONDUCTOR ELECTRONICS LTD.
                         SPF Unit 23, SEEPZ Post Office
                                   Anderi East
                              Bombay 400 096 India